Exhibit 10.3
[Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.]

Space above for County Recorder’s Use

MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING
FROM
THE FALKIRK MINING COMPANY,
as Mortgagor/Debtor
TO
RAINBOW ENERGY CENTER, LLC,
as Mortgagee/Secured Party

ATTENTION RECORDING OFFICER:

THIS INSTRUMENT IS A MORTGAGE OF BOTH REAL AND PERSONAL PROPERTY AND IS, AMONG OTHER THINGS, A SECURITY AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE AND A FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE. THIS INSTRUMENT CREATES A LIEN ON RIGHTS IN OR RELATING TO THE LANDS OF THE MORTGAGOR WHICH ARE DESCRIBED IN EXHIBIT A HERETO.

A CARBON, PHOTOGRAPHIC, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.
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THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.
THIS INSTRUMENT SECURES PAYMENT OF LOANS WITH VARIABLE INTEREST RATES AND FUTURE AND/OR REVOLVING ADVANCES.
THIS INSTRUMENT COVERS PROCEEDS OF MORTGAGED PROPERTY.
THIS INSTRUMENT COVERS AS-EXTRACTED COLLATERAL AND MINERALS AND OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING WITHOUT LIMITATION COAL TO THE EXTENT SET FORTH HEREIN) AND THE LANDS DESCRIBED OR REFERENCED TO IN EXHIBIT A HERETO. THIS INSTRUMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL PROPERTY RECORDS OF THE COUNTIES IN WHICH SUCH AS-EXTRACTED COLLATERAL AND MINERALS ARE LOCATED.
THIS INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THIS FINANCING STATEMENT IS TO BE FILED OR FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OR SIMILAR RECORDS OF THE RECORDERS OF THE COUNTIES LISTED ON EXHIBIT A HERETO. THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE AND FIXTURES CONCERNED, WHICH INTEREST IS DESCRIBED IN EXHIBIT A ATTACHED HERETO. THIS INSTRUMENT SHALL SERVE AS A FIXTURE FILING.
PORTIONS OF THE MORTGAGED PROPERTY ARE GOODS WHICH ARE OR ARE TO BECOME AFFIXED TO OR FIXTURES ON THE LAND DESCRIBED IN OR REFERRED TO IN EXHIBIT A HERETO. THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD OR RECORDED, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OR SIMILAR RECORDS OF EACH COUNTY IN WHICH SAID LAND OR ANY PORTION THEREOF IS LOCATED. THE MORTGAGOR IS THE OWNER OF RECORD INTEREST IN THE REAL ESTATE CONCERNED. THIS INSTRUMENT IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS OR THE UCC RECORDS.
THE MAILING ADDRESS OF THE SECURED PARTY AND THE DEBTOR ARE WITHIN THE INSTRUMENT.
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TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS................................................................................................		1
Section 1.01	Terms Defined Above.......................................................................	1
Section 1.02	UCC and Other Defined Terms.........................................................	1
Section 1.03	Definitions.........................................................................................	1
ARTICLE II GRANT OF LIEN AND OBLIGATIONS....................................................		2
Section 2.01	Grant of Liens...................................................................................	2
Section 2.02	[Reserved].........................................................................................	4
Section 2.03	Obligations........................................................................................	4
Section 2.04	Fixture Filing.....................................................................................	4
Section 2.05	Benefit of Mortgagee........................................................................	4
ARTICLE III ASSIGNMENT OF RENTS, LEASES AND AS-EXTRACTED COLLATERAL...................................................................................................................		5
Section 3.01	Assignment........................................................................................	5
Section 3.02	Perfection Upon Recordation............................................................	5
Section 3.03	Bankruptcy Provisions......................................................................	5
Section 3.04	No Merger of Estates........................................................................	6
ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS..................		6
Section 4.01	Title...................................................................................................	6
Section 4.02	Defend Title......................................................................................	6
Section 4.03	Power to Create Lien and Security...................................................	6
Section 4.04	Failure to Perform.............................................................................	6
ARTICLE V . RIGHTS AND REMEDIES........................................................................		7
Section 5.01	Event of Default................................................................................	7
Section 5.02	Foreclosure and Sale.........................................................................	7
Section 5.03	Substitute Agents..............................................................................	8
Section 5.04	Judicial Foreclosure; Receivership...................................................	8
Section 5.05	Foreclosure for Installments..............................................................	9
Section 5.06	Separate Sales....................................................................................	9
Section 5.07	Possession of Mortgaged Property....................................................	9
Section 5.08	Occupancy After Foreclosure...........................................................	10
Section 5.09	Remedies Cumulative, Concurrent and Nonexclusive......................	10
Section 5.10	Discontinuance of Proceedings.........................................................	10
Section 5.11	No Release of Obligations................................................................	10
Section 5.12	Release of and Resort to Collateral...................................................	11
Section 5.13	Waiver of Redemption, Notice and Marshalling of Assets, Etc.......	11
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THIS MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING (this “Mortgage”), dated as of June 30, 2021 (the “Effective Date”), is executed and delivered by The Falkirk Mining Company, an Ohio corporation, as mortgagor, assignor and debtor (in such capacities and together with any successors in such capacities, the “Mortgagor), whose address is 2801 1ST Street SW, Underwood, ND 58576, in favor of Rainbow Energy Center, LLC, a North Dakota limited liability company, as mortgagee and secured party (in such capacities and, together with its successors and assigns in such capacities, the “Mortgagee”), whose address is 919 South 7th Street, Suite 405, Bismarck, ND 58504.
R E C I T A L S
A.    Mortgagor and Mortgagee are parties to that certain Coal Sales Agreement dated [__________, 2021] (as amended, restated or otherwise modified from time to time, the “Coal Sales Agreement”), wherein Mortgagee has agreed to arrange for or provide financing for the operation, maintenance, equipping and reclamation of Mortgagor’s coal mine in accordance with the terms of that certain Funding Agreement dated [__________, 2021] (the “Funding Agreement”) between Mortgagor and Mortgagee.
B.    Now, therefore, in consideration of the premises herein and to induce the Mortgagee to enter into the Coal Sales Agreement and Funding Agreement, the Mortgagor hereby agrees with the Mortgagee, effective as of the Effective Date, as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Terms Defined Above. As used in this Mortgage, terms defined in the Coal Sales Agreement and the Funding Agreement and used herein shall have the meanings given to them in the Coal Sales Agreement and Funding Agreement, as applicable.
Section 1.02    UCC and Other Defined Terms. Any capitalized term not defined in either this Mortgage, the Coal Sales Agreement, or the Funding Agreement shall have the meaning ascribed to such term in the Applicable UCC.
Section 1.03    Definitions.
“Applicable UCC” means the provisions of the Uniform Commercial Code presently in effect in the State of North Dakota.
“As-extracted collateral” has the meaning given to such term in Article 9 of the Applicable UCC.
“Collateral” shall mean collectively, the Mortgaged Property and the UCC Collateral.
“Proceeds” has the meaning given to such term in Article 9 of the Applicable UCC.
“Obligations” has the meaning given to the term in the Funding Agreement.
“Transaction Document” has the meaning given to the term in the Coal Sales Agreement.

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ARTICLE II
GRANT OF LIEN AND OBLIGATIONS
Section 2.01    Grant of Liens. To secure prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations and the performance of the covenants and obligations of Mortgagor herein contained and as set forth in the Coal Sales Agreement and Funding Agreement, the Mortgagor does by these presents hereby GRANT, BARGAIN, SELL, ASSIGN, MORTGAGE, TRANSFER, WARRANT and CONVEY unto the Mortgagee, for the use and benefit of the Mortgagee, all of the Mortgagor’s rights, titles, interests and estates, whether now owned or hereafter acquired, in and to all of the following described real (immovable) and personal (movable) property, rights, titles, interests and estates (collectively called the “Mortgaged Property”):
(a)All of the parcels of surface land, fee tracts, and real property identified on Exhibit A (the “Land”) and all of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by the Mortgagor in and to the Land, including the privileges, tenements, hereditaments, rightsofway, easements, appendages and appurtenances appertaining to the Land, and all right, title and interest, if any, of the Mortgagor in and to any streets (open or proposed), ways, alleys, strips or gores of land adjoining the Land or any part thereof.
(b)All easements, rights-of-way, servitudes, permits, licenses, orders, certificates, privileges, franchises, prescriptions and related instruments and other rights relating to the Land, including those described on Exhibit A attached hereto and made a part hereof, or described in any instrument or document described on Exhibit A, and all rights used in connection therewith or as a means of access thereto (collectively, the “Easements”).
(c)All buildings, structures, storage tanks, piping, and other improvements now or hereafter located, placed, situated or constructed on, in or under any real property included in the Land or covered by the Easements, including, without limitation, any other such improvements which may be permanently affixed to such real property or otherwise deemed to be improvements or part of the realty under the laws of the state where the real property is located (the “Improvements”).
(d)Any strips and gores within or adjoining any real property included in or covered by the Easements or the Land, all rights of ingress and egress to and from such real property, all easements, servitudes, rightsofway, surface leases, fee tracts and other surface rights affecting said Easements or Land or any of the rights, estates, titles, claims or interests described in the foregoing paragraphs (a) through (c) above, and all rights appertaining to the use and enjoyment of said Easements, Land, rights, estates, titles, claims, and interests, including, without limitation, lateral support, drainage, water, Asextracted collateral, oil and gas rights (the Easements, the Land, the Improvements, and all of the property and other rights, privileges, interests, titles, estates, and claims described in clauses (a) through (d) in this Section 2.01, whether now owned or hereafter acquired or otherwise, are hereinafter collectively called the “Premises”);

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(e)All materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by the Mortgagor and now or hereafter attached to or installed on the Premises, including all water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements;
(f)All of the Mortgagor’s right, title and interest, whether presently existing or hereafter created or entered into and whether now owned or hereafter acquired, in and to:
(i)all purchase, sale, gathering, processing, transportation, storage and other contracts or agreements covering or otherwise relating to the ownership or operation of the Premises;
(ii)all right, title and interest of the Mortgagor in and to any and all leases, contracts and other general intangibles relating to the ownership or operation of the Premises, and all reserves, deferred payments, deposits, refunds and claims of every kind, nature or character relating thereto, but solely to the extent that the granting of this Mortgage is not prohibited or restricted under any such lease, contract or other general intangible; and
(iii)all rights, privileges and benefits under or arising out of any agreement under which any of the Mortgaged Property, was acquired, including without limitation any and all representations, warranties, or covenants and any and all rights of indemnity or to rebate of the purchase price; all equipment leases, maintenance agreements, electrical supply contracts, option agreements, and other contracts and/or agreements, whether now existing or hereafter entered into, which cover, affect, or otherwise relate the Premises, and/or any of the Mortgaged Property described above, (the contractual rights, contracts and other agreements described in this subsection (h) are herein sometimes collectively called the “Contracts”), but excluding all Transaction Documents and solely to the extent that the granting of this Mortgage is not prohibited or restricted under any such Contract;
(g)Any and all interests of the Mortgagor, as landlord or lessor, in all leases and subleases of space, tenancies, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into, whether or not of record, relating in any manner to the Premises, and any and all amendments, modifications, supplements, replacements, extensions and renewals of any thereof, whether now in effect or hereafter coming into effect (“Leases”), but excluding all Transaction Documents and solely to the extent that the granting of this Mortgage is not prohibited or restricted under any such Lease;
(h)All rents, issues, profits, revenue, royalties, income, proceeds, security and other types of deposits and other benefits paid, payable or derived from the Mortgaged Property, or arising from the operation thereof or from any of the Leases or Contracts (herein sometimes collectively called the “Rents”); and

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(i)All rights, titles, interests and estates now owned or hereafter acquired by the Mortgagor in and to any and all data, books and records related to the Mortgaged Property, including, but not limited to, accounting records, files, computer software, employee records, engineering drawings or plans, surveys, site assessments, environmental reports, customer lists, production records, laboratory and testing records, sales and administrative records, and any other material or information relating to the ownership, maintenance, or operation of the Mortgaged Property, and all books, files, records, magnetic media, computer records and other forms of recording or obtaining access to such data.
(j)Any Mortgaged Property that may from time to time hereafter, by delivery or by writing of any kind, be subjected to the Liens hereof by the Mortgagor or by anyone on the Mortgagor’s behalf; and the Mortgagee is hereby authorized to receive the same at any time as additional security hereunder.
(k)All rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties.
Provided, however, that (i) the Mortgaged Property shall exclude all Transaction Documents and all Excluded Funds, all payments by Mortgagee to Mortgagor thereunder and all Excluded Funds, notwithstanding that such documents and payments would otherwise constitute Mortgaged Property and (ii) the Mortgaged Property shall include, only to the limited extent specified herein, coal and any interest in coal, including without limitation coal as As-extracted Collateral (the “Limited Coal Interest”).

TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee and to its successors and assigns, forever to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations and to secure the performance of the covenants, agreements, and obligations of the Mortgagor herein contained.
Section 2.02    [Reserved]
Section 2.03    Obligations. This Mortgage is executed and delivered by the Mortgagor to secure prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations in the aggregate principal amount not to exceed [****] US Dollars ($[****]).
Section 2.04    Fixture Filing. Without in any manner limiting the generality of any of the other provisions of this Mortgage (i) some portions of the goods described or to which reference is made herein are or are to become Fixtures on the Premises or to which reference is made herein or on attached Exhibit A; (ii) this Mortgage is to be filed of record in the real estate records as a financing statement; and (iii) Mortgagor is the record owner of the Mortgaged Property, including such property described in this Section 2.04.
Section 2.05    Benefit of Mortgagee. This Mortgage is executed and granted for the benefit and security of the Mortgagee and any and all future holders of an interest in the Obligations and the interest thereon for so long as same remains unpaid; it being understood and

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agreed that possession of any Notes (or any replacements of any said Notes) at any time by the Mortgagor shall not in any manner extinguish the Obligations, such Notes or this Mortgage securing payment thereof, and the Mortgagor shall have the right to issue and reissue any of the Notes from time to time in accordance with the Funding Agreement without in any manner extinguishing or affecting the Obligations, the obligations under any of the Notes, or the security of this Mortgage.
ARTICLE III
ASSIGNMENT OF RENTS, LEASES AND AS-EXTRACTED COLLATERAL
Section 3.01    Assignment. In furtherance of and in addition to the assignment made by the Mortgagor in this Mortgage, the Mortgagor hereby assigns, sells, transfers and conveys to the Mortgagee (i) all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and (ii) all of its right, title and interest in and to all Rents. The foregoing assignments are absolute assignments and not assignments for additional security only. So long as no Event of Default shall have occurred and be continuing, the Mortgagor shall have a revocable license from Mortgagee to exercise all rights it has with respect to the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of the Mortgagor, the license herein granted shall, at the election of Mortgagee, expire and terminate, upon written notice to the Mortgagor by Mortgagee. Notwithstanding the foregoing or anything else in this Mortgage to the contrary, the foregoing assignment of leases shall not apply with respect to any Lease that by its terms prohibits, restricted or limits such an assignment or if a default, breach or termination right would exist upon such assignment.
Section 3.02    Perfection Upon Recordation. The Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage, Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the (i) Leases, and (ii) Rents arising out of the Leases and all security for such Leases. The Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to the Mortgagor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under the Code, without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.
Section 3.03    Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, the Mortgagor and the Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Code, (b) the security interest created by this Mortgage extends to property of the Mortgagor acquired

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before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.
Section 3.04    No Merger of Estates. The rights and estate created by this Mortgage shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by Mortgagee unless Mortgagee shall have consented to such merger in writing.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS
The Mortgagor hereby represents, warrants and covenants as follows:
Section 4.01    Title. The Mortgagor has good and marketable title to, or valid leasehold or other interests in all the Mortgaged Property and has good title to the UCC Collateral.
Section 4.02    Defend Title. This Mortgage is, and always will be kept, a first priority Lien upon the Collateral. The Mortgagor will not create or suffer to be created or permit to exist any Lien, security interest or charge prior or junior to or on a parity with the Lien of this Mortgage upon the Collateral or any part thereof other than as permitted pursuant to the Coal Sales Agreement. This Mortgage shall be effective to create, in favor of the Mortgagee for its benefit, a legal, valid and enforceable Lien on, and security interests in, all of the Collateral securing the Obligations, and upon recording the Mortgage in the appropriate office, the Mortgage shall constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the Mortgagor in the Collateral. The Mortgagor will warrant and defend the title to the Collateral against the claims and demands of all other Persons whomsoever and will maintain and preserve the Lien created hereby (and its priority) until the Obligations are paid in full. If (a) an adverse claim (other than as contemplated by this Section 4.02) is made against or a cloud develops upon the title which materially affects any part of the Collateral or (b) any Person shall challenge the priority or validity of the Liens created by this Mortgage, then the Mortgagor agrees to promptly defend against such adverse claim or take appropriate action to remove such cloud, in each case, at the Mortgagor’s sole cost and expense. The Mortgagor further agrees that the Mortgagee may take such other action as it deems advisable to protect and preserve its interests in the Collateral.
Section 4.03    Power to Create Lien and Security. The Mortgagor has full power and lawful authority to grant, bargain, sell, assign, transfer, mortgage with a power of sale and convey a security interest in all of the Collateral in the manner and form herein provided. No authorization, approval, consent or waiver of any lessor, sublessor, Governmental Authority or other party or parties whomsoever is required in connection with the execution and delivery by the Mortgagor of this Mortgage.
Section 4.04    Failure to Perform. The Mortgagor agrees that if it fails to perform any act or to take any action which it is required to perform or take hereunder or pay any money which

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the Mortgagor is required to pay hereunder, the Mortgagee, in the Mortgagor’s name or its own name, may, but shall not be obligated to, perform or cause to perform such act or take such action or pay such money, and any out-of-pocket expenses so incurred by the Mortgagee and any money so paid by the Mortgagee shall be a demand obligation owing by the Mortgagor to the Mortgagee, and the Mortgagee, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Each amount due and owing by the Mortgagor to the Mortgagee pursuant to this Mortgage shall be a part of the Obligations.
ARTICLE V.
RIGHTS AND REMEDIES
Section 5.01    Event of Default. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may, at Mortgagee’s election, exercise any or all of the rights, remedies and recourses set forth in this Mortgage or any Transaction Document; provided that notwithstanding anything in this Mortgage, any Transaction Document or any other document to the contrary, the Limited Coal Interest may only be attached if the Mortgagee validly terminates the Coal Sales Agreement under Section 9.2(b), Section 9.2(c), Section 9.2(d) or Section 9.2(e) thereof, and only in such event, Mortgagee shall be entitled to remedies associated with its Limited Coal Interest.
Section 5.02    Foreclosure and Sale.
(a)Subject to the limitations set forth in Section 5.01 with respect to the Limited Coal Interest, to the extent permitted by applicable law, the Mortgagee shall have the right and option to proceed with foreclosure and to sell all or any portion of such Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places in otherwise such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as the Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers. Where the Mortgaged Property is situated in more than one jurisdiction, notice as above provided shall be posted and filed in all such jurisdictions (if such notices are required by law), and all such Mortgaged Property may be sold (to the extent permitted by applicable law) in any such jurisdiction and any such notice shall designate the jurisdiction where such Mortgaged Property is to be sold. Nothing contained in this Section 5.02 shall be construed so as to limit in any way any rights to sell the Mortgaged Property or any portion thereof by private sale if and to the extent that such private sale is permitted under the laws of the applicable jurisdiction or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering or in accordance with other law. To the extent permitted by applicable law, the Mortgagor hereby irrevocably appoints the Mortgagee and its successors and permitted assigns, with full power of substitution, to be the attorneys-in-fact of the Mortgagor and in the name and on behalf of the Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which the Mortgagor ought to execute and deliver and do and perform any and all such acts and things which the Mortgagor ought to do and perform under the covenants herein contained and generally, and to use the name of the Mortgagor in the exercise of all or any of the powers hereby conferred on the Mortgagee. At any such sale, to the extent permitted by applicable law: (i) whether made under the power herein contained or any other

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legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for the Mortgagee, as appropriate, to have physically present, or to have constructive possession of, the Mortgaged Property (the Mortgagor hereby covenanting and agreeing to deliver any portion of the Mortgaged Property not actually or constructively possessed by the Mortgagee immediately upon his or its demand) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by the Mortgagee shall contain a general warranty of title, binding upon the Mortgagor and its successors and assigns, (iii) each and every recital contained in any instrument of conveyance made by the Mortgagee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor trustee hereunder, (iv) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, (v) the receipt of the Mortgagee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for its purchase money, and no such purchaser or purchasers, or its assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, the Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold, and such sale shall be a perpetual bar both at law and in equity against the Mortgagor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under the Mortgagor, and (vii) to the extent and under such circumstances as are permitted by law, the Mortgagee may be a purchaser at any such sale, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Obligations (in the order of priority set forth in Section 5.14) in lieu of cash payment.
(b)the Mortgagee may proceed as to any Collateral in accordance with the rights and remedies granted under this Mortgage or applicable law in respect of the Collateral. Such rights, powers and remedies shall be cumulative and in addition to those granted to the Mortgagee under any other provision of this Mortgage or under any other Transaction Document.
Section 5.03    Substitute Agents. The Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Mortgagee, including the posting of notices and the conduct of sale, but in the name and on behalf of the Mortgagee. If the Mortgagee shall have given notice of sale hereunder, any successor or substitute mortgagee agent thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute mortgagee agent conducting the sale.
Section 5.04    Judicial Foreclosure; Receivership. The Mortgagee shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained, or in aid of the execution of any power herein

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granted, or for any foreclosure hereunder, or for the sale of the Collateral under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Collateral under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy.
Section 5.05    Foreclosure for Installments. The Mortgagee shall also have the option to proceed with foreclosure in satisfaction of any installments of the Obligations which have not been paid when due (after giving effect to any applicable grace period for such payment) either through the courts or by directing the Mortgagee to proceed with foreclosure in accordance with law in satisfaction of the matured but unpaid portion of the Obligations as if under a full foreclosure, conducting the sale as herein provided and without declaring the entire principal balance and accrued interest and other Obligations then due; such sale may be made subject to the unmatured portion of the Obligations, and any such sale shall not in any manner affect the unmatured portion of the Obligations, but as to such unmatured portion of the Obligations, this Mortgage shall remain in full force and effect just as though no sale had been made hereunder. It is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Obligations, it being the purpose hereof to provide for a foreclosure and sale of the security for any matured portion of the Obligations without exhausting the power to foreclose and sell the Mortgaged Property for any subsequently maturing portion of the Obligations.
Section 5.06    Separate Sales. To the extent provided by applicable law, the Collateral may be sold in one or more parcels and to the extent permitted by applicable law, in such manner and order as the Mortgagee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.
Section 5.07    Possession of Mortgaged Property. To the extent permitted by applicable law, the Mortgagee shall have the right and power to enter into and upon and take possession of all or any part of the Collateral in the possession of the Mortgagor, its successors or assigns, or its or their agents or servants, and may exclude the Mortgagor, its successors or assigns, and all persons claiming under the Mortgagor, and/or the Mortgagor’s agents or servants wholly or partly therefrom; and, holding the same, the Mortgagee may use, administer, manage, operate and control the Collateral and conduct the business thereof to the same extent as the Mortgagor, its successors or assigns, might at the time do and may exercise all rights and powers of the Mortgagor, in the name, place and stead of the Mortgagor, or otherwise as the Mortgagee shall deem best. All costs, expenses and liabilities of every character incurred by the Mortgagee in administering, managing, operating, and controlling the Mortgaged Property shall constitute a demand obligation (which obligation the Mortgagor hereby expressly promises to pay following written demand) owing by the Mortgagor to the Mortgagee and shall bear interest from date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Obligations.

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Section 5.08    Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale the Mortgagor or the Mortgagor’s heirs, devisees, representatives, successors or assigns or any other person claiming any interest in the Collateral by, through or under the Mortgagor, are occupying or using the Mortgaged Property or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either the landlord or tenant, or at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Mortgaged Property (such as an action for forcible entry and detainer) in any court having jurisdiction.
Section 5.09    Remedies Cumulative, Concurrent and Nonexclusive. Every right, power, privilege and remedy herein given to the Mortgagee shall be cumulative and in addition to every other right, power, privilege and remedy herein specifically given or now or hereafter existing in equity, at law or by statute. Each and every right, power, privilege and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Mortgagee to the extent exercised in accordance with governmental requirements, and the exercise, or the beginning of the exercise, or the abandonment of any such right, power, privilege or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power, privilege or remedy. No delay or omission by the Mortgagee in the exercise of any right, power, privilege or remedy shall impair any such right, power, privilege or remedy or operate as a waiver thereof or of any other right, power, privilege or remedy then or thereafter existing.
Section 5.10    Discontinuance of Proceedings. If the Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under any Transaction Document or available at law and shall thereafter elect to discontinue or abandon the same for any reason, then it shall have the unqualified right so to do, and, in such an event, the parties shall be restored to their former positions with respect to the Obligations, this Mortgage, the Note Purchase Agreement, the Collateral and otherwise, and the rights, remedies, recourses and powers of the Mortgagee shall continue as if the same had never been invoked.
Section 5.11    No Release of Obligations. Neither the Mortgagor nor any other person hereafter obligated for payment of all or any part of the Obligations shall be relieved of such obligation, to the extent the Obligations remain due and owing, by reason of: (a) the failure of any person so obligated to foreclose the Lien of this Mortgage or to enforce any provision hereunder or under any Transaction Document; (b) the release, regardless of consideration, of the Mortgaged Property or any portion thereof or interest therein or the addition of any other property to the Mortgaged Property; (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and the Mortgagee extending, renewing, rearranging or in any other way modifying the terms of this Mortgage without first having obtained the consent of,

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given notice to or paid any consideration to the Mortgagor or such other person, and in such event, the Mortgagor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by the Mortgagee; or (d) by any other act or occurrence.
Section 5.12    Release of and Resort to Collateral. The Mortgagee may release, regardless of consideration, any part of the Collateral without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien created in or evidenced by this Mortgage or its stature as a first and prior Lien in and to the Collateral. For payment of the Obligations, the Mortgagee may resort to any other security therefor held by the Mortgagee in such order and manner as the Mortgagee may elect.
Section 5.13    Waiver of Redemption, Notice and Marshalling of Assets, Etc. To the fullest extent permitted by law, the Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to the Mortgagor by virtue of any present or future moratorium law or other law exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment and (b) any right to a marshalling of assets or a sale in inverse order of alienation. If any law referred to in this Mortgage and now in force, of which the Mortgagor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof. If the laws of any state which provides for a redemption period do not permit the redemption period to be waived, the redemption period shall be specifically reduced to the minimum amount of time allowable by statute.
ARTICLE VI
MISCELLANEOUS
Section 6.01    Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 6.02    Benefit and Assignment. This Mortgage shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however neither party may voluntarily or involuntarily assign its interest or rights under this Mortgage without the prior written consent of the other party hereto except as expressly provided in the Coal Sales Agreeent. Notwithstanding any provision of this Mortgage, the Coal Sales Agreement or any Transaction Document to the contrary, Mortgagee may, in Mortgagee’s sole discretion, assign or collaterally assign, all or any portion of its rights and obligations hereunder to any lender of Mortgagee for the benefit of any such lender. All covenants, agreements, statements, representations, warranties and indemnities in this Mortgage by and on behalf of any

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of the parties hereto shall bind and inure to the benefit of the permitted successors and assigns of the parties hereto.
Section 6.03    Application of Payments to Certain Obligations. If any part of the Obligations cannot be lawfully secured by this Mortgage or if any part of the Collateral cannot be lawfully subject to the Lien hereof to the full extent of the Obligations, then all payments made shall be applied on said Obligations first in discharge of that portion thereof which is not secured by this Mortgage.
Section 6.04    Nature of Covenants. The covenants and agreements herein contained shall constitute covenants running with the land and interests covered or affected hereby and shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.
Section 6.05    Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 9.5 of the Funding Agreement.
Section 6.06    Counterparts. This Mortgage is being executed in several counterparts, all of which are identical, except that to facilitate recordation, if the Mortgaged Property is situated in more than one county, descriptions of only those portions of the Mortgaged Property located in the county in which a particular counterpart is recorded shall be attached as Exhibit A to such counterpart. Each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Complete copies of this Mortgage have been retained by the Mortgagee.
Section 6.07    Financing Statement; Fixture Filing; As-Extracted Collateral. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all Fixtures included within the Mortgaged Property and covering As-extracted collateral and is to be filed or filed for record in the real estate records, mortgage records or other appropriate records of each jurisdiction where any part of the Mortgaged Property (including said fixtures and as-extracted collateral) are situated.
Section 6.08    Exculpation Provisions. Each of the parties hereto specifically agrees that it has a duty to read this Mortgage; and agrees that it is charged with notice and knowledge of the terms of this Mortgage; that it has in fact read this Mortgage and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Mortgage; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Mortgage and has received the advice of its attorney in entering into this Mortgage; and that it recognizes that certain of the terms of this Mortgage result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Mortgage on the basis that the party had no notice or knowledge of such provision or that the provision is not “conspicuous.”
Section 6.09    References. The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Mortgage refer to this Mortgage as a whole, and not to any

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particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Mortgage unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.
Section 6.10    Entire Agreement; Amendment. THIS MORTGAGE AND THE OTHER TRANSACTION DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Mortgage may be amended or waived only by an instrument in writing signed by the Mortgagor and the Mortgagee.
Section 6.11    Governing Law. This Mortgage shall be construed under and governed by the laws of the State of North Dakota.
ARTICLE VII
STATE SPECIFIC PROVISIONS
Section 7.01    State Specific Provisions Generally. The state specific provisions in this Article VII apply to (a) Mortgaged Property located in that state and (b) UCC Collateral subject to the applicable law of that state.
Section 7.02    Future Advances. Future advances as permitted under Section 35-01-05.2 the North Dakota Century Code, are Obligations, whether or not the Mortgagee is obligated to make such future advances. Future obligations are secured by this Mortgage even though all or part may not yet be matured. Nothing in this Mortgage, however, shall constitute a commitment to enter into any additional or future transaction. Any such commitment would require a separate writing.
Section 7.03    Deficiency Judgment. PURSUANT TO NORTH DAKOTA CENTURY CODE SECTION 32-19-06.1, MORTGAGOR IS HEREBY PUT ON NOTICE THAT MORTGAGEE OR ANY OF THE LENDERS MAY HAVE THE RIGHT TO PROCEED TO OBTAIN AND COLLECT A DEFICIENCY JUDGMENT, TOGETHER WITH FORECLOSURE OF THE PROPERTY UNDER APPLICABLE LAW.

[Remainder of page intentionally left blank. Signature and acknowledgment page follows.]

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EXECUTED and effective as of the Effective Date referred to above.
THE FALKIRK MINING COMPANY,
an Ohio corporation

By:    /s/ Carroll L. Dewing
Name:    Carroll L. Dewing
Title:    Vice President

STATE OF NORTH DAKOTA

COUNTY OF     BURLEIGH

This instrument was acknowledged before me on June 29, 2021, by Carroll L. Dewing, the Vice President of The Falkirk Mining Company, an Ohio corporation, on behalf of said corporation.
/s/ Lyndsey Roemmich
Notary Public
My Commission expires: June 29, 2024

73007160.1

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EXHIBIT A
LAND
Exhibit A-1
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